UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2018

Herbalife Nutrition Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		KY1-1106
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 29, 2018, Herbalife Nutrition Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), and Herbalife International of America, Inc. entered into a Letter Agreement Amendment (the “Amendment”) amending certain terms of that Letter Agreement dated November 1, 2016 (the “Letter Agreement”) with Michael O. Johnson, the Company’s Executive Chairman. Effective June 1, 2018, Mr. Johnson shall receive an annualized base salary of $300,000. Additionally, so long as Mr. Johnson is a member of the Company’s Board of Directors (the “Board”), he will receive long-term incentive grants in the same size, form, and timing as, and under the same terms of, the grants made to non-management members of the Board as approved by the Board or Compensation Committee thereof. Except as expressly set forth in the Amendment, all terms, conditions, obligations or agreements contained in the Letter Agreement will remain in full force and effect.

Item 8.01	Other Events.

As previously reported by press release, the tender offer by the Company for up to $600 million of the Company’s outstanding common shares expired on May 24, 2018. On May 30, 2017, the Company accepted for purchase those shares properly tendered in the offer and not withdrawn.

Subsequently, on June 4, 2018, the Company cancelled each of the 11,428,571common shares accepted for purchase in the tender offer. After the cancellation of such common shares, the Company had 165,109,776 common shares outstanding based upon the number of shares outstanding as of June 3, 2018.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements include, but are not limited to, our expectations, hopes or intentions regarding the future, including but not limited to statements regarding the Company’s operating or other strategic plans, including the Company’s competition, financing, revenues, or tax benefits; our beliefs regarding the sufficiency of the Company’s existing cash and credit sources, including the Company’s Credit Facility (as such term is defined in the Offer to Purchase) and cash flows from operating activities to meet our projected expenditures (including operating and maintenance capital expenditures) and costs associated with certain of the Company’s projects over the next twelve months; the Company’s required capital expenditures pursuant to agreements it is party to, and the Company’s anticipated capital expenditures, estimated asset and liability values; risk of counterparty nonperformance; the Company’s legal strategies and the potential effect of pending legal claims on the Company’s business and financial condition; and any financial or other information included herein based upon or otherwise incorporating judgments or estimates based upon future performance or events. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” and any other similar words. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission (the “SEC”). Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. We expressly disclaim any duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this press release, in order to reflect changes in circumstances or expectations or the occurrence of unanticipated events, except to the extent required by applicable securities laws. All forward-looking statements are qualified in their entirety by reference to the factors discussed above and under “Risk Factors” set forth in Part I Item 1A and elsewhere of the Company’s Annual Report on Form 10-K, filed with the SEC on February 22, 2018, and in Part II Item 1A and elsewhere of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 3, 2018, as well as the risks and uncertainties discussed in the Company’s other filings with the SEC, including risks resulting from a decrease in the public float of the shares which may result in slightly less liquidity and trading volume of the shares after the consummation of the tender offer described herein and could result in an increase in price volatility. We qualify all of our forward-looking statements by these cautionary statements. We caution you that these risks are not exhaustive. We operate in a continually changing business environment and new risks emerge from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Nutrition Ltd.

June 4, 2018	By: /s/ Henry Wang
Name: Henry Wang
Title: General Counsel

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